[LOGO: COMMUNITY SAVINGS BANKSHARES, INC.]

_____________________________________________________________________________
Post Office Box 14547        www.commmunitysavings.com         (561) 881-2212
North Palm Beach, FL 33408                                  Fax(561) 881-4920


  December 3, 1999


                            IMPORTANT REMINDER!
                            ___________________


  Dear Fellow CMSV Shareholder:

  On November 10, 1999, we sent you a Notice of Special Meeting of Shareholders ("Special Meeting") of Community Savings Bankshares, Inc. (the "Company"), a Proxy Statement and a form of proxy. The Special Meeting is approaching fast and, according to our records, your vote for this important meeting has not been received. Regardless of the number of shares you own, it is important that you be represented at this meeting. Your vote is very important to us and we need your support.

  As described in the Notice of Special Meeting and the Proxy Statement, we are presenting for approval amendments to the Company's 1999 Stock Option Plan, 1999 Recognition and Retention Plan and Trust, 1995 Stock Option Plan and 1995 Recognition and Retention Plan for Employees and Outside Directors (the "Plans"). These Plans were previously approved by our shareholders. In our Proxy Statement dated April 28, 1999, we explained that regulations did not allow us to include certain provisions in the Plans (in particular, the 1999 Plans) until one year after the anniversary date of the December 15, 1998 conversion and reorganization of ComFed, M. H. C.

  Stock option plans and grants of stock are used to reward employees based upon the Company's performance, as well as their individual performance in making our Company a strong and competitive force in today's marketplace. We continue to strive to be one of the best financial services companies in the industry - and we need your support.

  Your Board of Directors recommends a vote in favor of the proposal.

  We urge you to either vote telephonically, or sign, date and return your proxy card in the enclosed postage-paid envelope. Instructions for telephonic voting are printed on the enclosed proxy card. Thank you for your continued support. Please vote today.

  Sincerely,

  /s/ James B. Pittard, Jr.
  _________________________
  James B. Pittard, Jr.
  President and Chief Executive Officer


                 IF YOU HAVE RECENTLY VOTED YOUR PROXY,
          PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.